Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2017 relating to the financial statements, which appears in Ritter Pharmaceutical, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016 (which report includes an explanatory paragraph relating to the uncertainty of the Company’s ability to continue as a going concern).

Orange County, California

June 9, 2017